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Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12
Washington Federal, Inc.
(Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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December 17, 2004

Dear Stockholder:

        You are invited to attend our Annual Meeting of Stockholders to be held on Wednesday, January 19, 2005 at 2:00 p.m. at the Seattle Westin Hotel, 1900 Fifth Avenue, Seattle, Washington.

        We hope you can attend this meeting in person, but whether or not you plan to attend, it would be very helpful if you would sign the enclosed proxy card and return it in the envelope provided. Please do this immediately so we can save your company the time and expense of contacting you again. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person if you attend the meeting, but will assure that your vote will be counted if you are unable to attend.

        If you have any questions, please do not hesitate to contact us.

                      Sincerely,

                      Roy M. Whitehead
                       Vice Chairman, President and
                      Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 19, 2005

        NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Washington Federal, Inc. ("Washington Federal") will be held at the Seattle Westin Hotel, 1900 Fifth Avenue, Seattle, Washington, on Wednesday, January 19, 2005, at 2:00 p.m., Pacific Time, for the following purposes:

          1.     To elect three directors for a three-year term and until their successors are elected and qualified;

          2.     To consider and approve an amendment to Washington Federal's Restated Articles of Incorporation to increase the amount of authorized common stock;

          3.     To ratify the appointment of Deloitte & Touche LLP as Washington Federal's independent registered public accountants for fiscal 2005; and

          4.     To transact such other business as may properly come before the meeting or any adjournment thereof.

        The Board of Directors of Washington Federal has fixed November 26, 2004 as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                      By Order of the Board of Directors

                      Edwin C. Hedlund
                       Executive Vice President and
                      Secretary

December 17, 2004
Seattle, Washington

  YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

WASHINGTON FEDERAL, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

JANUARY 19, 2005

        This Proxy Statement is furnished to the holders of the common stock, $1.00 par value per share ("Common Stock"), of Washington Federal, Inc. ("Washington Federal" or the "Company"), the parent holding company for Washington Federal Savings, a federally-chartered savings association, in connection with the solicitation of proxies by the Board of Directors of the Company, to be used at the Annual Meeting of Stockholders to be held at the Seattle Westin Hotel, 1900 Fifth Avenue, Seattle, Washington, on Wednesday, January 19, 2005, at 2:00 p.m., and at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about December 17, 2004.

        The proxy solicited hereby, if properly signed and returned and not revoked prior to its use, will be voted in accordance with the instructions given thereon. If no instructions are so specified, the proxy will be voted for the persons nominated to be directors by the Board of Directors, for an increase in the amount of authorized common stock to three hundred million shares, for the ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for fiscal 2005 and, upon the transaction of such other business as may properly come before the Annual Meeting, in accordance with the best judgment of the persons appointed as Proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by: (i) filing written notice thereof with the Secretary of Washington Federal (Edwin C. Hedlund, Washington Federal, Inc., 425 Pike Street, Seattle, Washington 98101); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the meeting and notifying the Secretary of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

        Only stockholders of record at the close of business on November 26, 2004 (the "Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, 78,718,821 shares of Common Stock were issued and outstanding and the Company had no other class of equity securities issued and outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on matters other than the election of directors, for which cumulative voting is permitted, as discussed below under "Information with Respect to Nominees for Director, Directors Whose Terms Continue and Executive Officers."

Vote Required

        The election of the Company's directors requires a plurality of the votes represented in person or by proxy at the Annual Meeting. The proposal to amend the restated articles of incorporation of the Company to increase the authorized common stock, the proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accountants and any other business that properly may come before the Annual Meeting require that the votes cast in favor of such proposals exceed the votes cast against such proposals.

Effect of an Abstention and Broker Non-Votes

        A stockholder who abstains from voting on any or all proposals will be included in the number of stockholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or any other proposal. Consequently, abstentions will have no affect on the vote required to approve the nominees for director or the other proposals being considered at the Annual Meeting.

        Under rules applicable to broker-dealers, banks, brokers and other nominees may vote shares held by them for a customer on matters that are determined to be routine, even though the bank, broker or other nominee has not received instructions from the customer. The proposals to elect directors and ratify the appointment of the independent registered public accountants are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions, and for which there will be no broker non-votes. The proposal to amend Washington Federal's Restated Articles of Incorporation is considered a "non-discretionary" item upon which brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions, and for which there may be broker non-votes. Broker non-votes will not be counted either in favor of or against the proposal to amend the Restated Articles of Incorporation. Consequently, broker non-votes will have no affect on the vote required to approve such proposal.

Principal Holders of Voting Securities

        The following table sets forth information as of October 1, 2004 with respect to: (i) any person or entity known by Washington Federal to be the beneficial owner of 5% or more of the issued and outstanding Common Stock; and (ii) ownership of the Common Stock by all directors and executive officers of Washington Federal as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Perkins, Wolf McDonnell & Co. 310 South Michigan Ave, Suit 2600 Chicago, IL 60604-3696	5,927,000	(2)	7.53%
All directors and executive officers as a group (13 persons)	1,231,559	(3)	1.56	%(4)

(1)
Pursuant to rules promulgated by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended ("Exchange Act"), a person is considered to beneficially own shares of Common Stock if he or she has or shares: (i) voting power, which includes the power to vote, or direct the voting of the shares; or (ii) investment power, which includes the power to dispose or direct the disposition of the shares.

(2)
Perkins, Wolf McDonnell & Co. has sole power to dispose and vote 5,927,000 shares.

(3)
Includes ownership of options to purchase Common Stock that may be exercised by all executive officers as a group prior to December 31, 2004 aggregating 166,916 shares. Also includes 45,249 shares held by the Washington Federal Savings Profit Sharing Retirement and Employee Stock Ownership Plan (the "Retirement Plan") for the benefit of executive officers of Washington Federal.

  Directors, unless current or former employees of Washington Federal, do not participate in the Retirement Plan. The Retirement Plan is a qualified, defined contribution profit sharing and employee stock ownership plan maintained for all eligible employees of Washington Federal that invests primarily in U.S. Government and federal agency securities, certificates of deposit and similar instruments issued by Washington Federal Savings and other financial institutions. As an alternative to the aforementioned investments, employees have the option of directing 401(k) contributions and earnings thereon to a variety of mutual funds. The shares of Common Stock of Washington Federal held by the Retirement Plan are voted by the trustees of such plan, but the disposition of such shares can be directed only by the employee to whose account the shares are allocated. The trustees of the Retirement Plan are Linda Brower, Karen Carlson and Mike Bush, all of whom are employees of Washington Federal Savings.

(4)
The percentage of outstanding shares of Common Stock is based on the 78,679,597 shares of Common Stock issued and outstanding on October 1, 2004, plus options to purchase 166,916 shares of Common Stock that are exercisable by current and former executive officers as a group prior to December 31, 2004.

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

General

        The Restated Articles of Incorporation of Washington Federal provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, and that the members of each class shall be elected for terms of three years and until their successors are elected and qualified, with one of the three classes of directors to be elected each year. The number of directors currently authorized by Washington Federal's Bylaws is nine.

        Pursuant to Washington Federal's Restated Articles of Incorporation, at each election of directors every stockholder entitled to vote has the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected, or to cumulate his or her votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of his or her shares shall equal, or by distributing such votes on the same principle among any number of candidates. In the event that cumulative voting is in effect, it is the intention of the persons named in the accompanying proxy to vote cumulatively for the election as directors the nominees listed in the table that follows. The accompanying proxy cannot be voted for any person who is not a nominee of the Board of Directors.

        At the Annual Meeting, stockholders of Washington Federal will be asked to elect three directors of Washington Federal for a three-year term and until their successors are elected and qualified. The three nominees for election as directors to a three-year term are Anna C. Johnson, Thomas F. Kenney and Charles R. Richmond. All nominees were selected by the Nominating Committee of the Board of Directors and currently serve as directors of Washington Federal. There are no arrangements or understandings between the persons named and any other person pursuant to which such person was selected as a nominee for election as a director at the Annual Meeting, and no director or nominee for director is related to any other director or executive officer of Washington Federal by blood, marriage or adoption.

        If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the Proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors of Washington Federal. Alternatively, under such circumstances, the Board of Directors of Washington Federal may reduce the number of directors of Washington Federal. Washington Federal knows of no reason why any of the nominees may not be able to serve as director if elected.

Information with Respect to Nominees for Director and Continuing Directors

        The following tables set forth information relating to continuing directors of Washington Federal and the nominees for election as directors.

Nominees for Three-Year Term Expiring In 2008

		Positions with Washington Federal and Principal Occupation During Past Five Years		Common Stock Owned Directly or Indirectly as of October 1, 2004(2)(3)
			Director Since(1)
Name	Age			No.	Percentage
Anna C. Johnson	53	Director; Senior Partner of Scan East West Travel, a travel agency.	1995	5,873	0.01%
Thomas F. Kenney	53	Director; Vice President of Finance and Principal Financial Officer of Haggen, Inc., a retail grocer, 1996 - present.	2003	1,801	0.00%
Charles R. Richmond	65	Director; Director of Real Estate of Washington Federal Savings since December 2000, former Executive Vice President and Secretary of Washington Federal.	1995	70,524	0.09%

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
THE NOMINEES BE ELECTED AS DIRECTORS.

Directors with Terms Expiring In 2006

		Positions with Washington Federal and Principal Occupation During Past Five Years		Common Stock Owned Directly or Indirectly as of October 1, 2004(2)(3)
			Director Since(1)
Name	Age			No.		Percentage
John F. Clearman	67	Director; retired, former Chief Financial Officer of Milliman USA Inc.; former President and Chief Executive Officer of N.C. Machinery Co.; Director of Esterline Corporation.	1996	14,219		0.02%
H. Dennis Halvorson	65	Director; retired, former President and Chief Executive Officer of United Bank, a Savings Bank.	1996	21,133		0.03%
Roy M. Whitehead	52	Vice Chairman, President and Chief Executive Officer of Washington Federal and Washington Federal Savings.	1999	170,801	(4)	0.22%

Directors with Terms Expiring In 2007

		Positions with Washington Federal and Principal Occupation During Past Five Years		Common Stock Owned Directly or Indirectly as of October 1, 2004(2)(3)
			Director Since(1)
Name	Age			No.	Percentage
Derek L. Chinn	56	Director; retired since September 2003, former Chairman, President and Chief Executive Officer of United Savings and Loan Bank, 2001 - 2003; Executive Vice President of United Savings and Loan Bank 1993 - 2001.	2003	269,343	0.34%
W. Alden Harris	71	Director; retired since December 1992, former Executive Vice President of Washington Federal Savings.	1967	76,747	0.10%
Guy C. Pinkerton	70	Chairman; retired since October 2002, former President and Chief Executive Officer of Washington Federal Savings.	1991	421,407	0.54%

(1)
Includes tenure as a director of Washington Federal Savings and its predecessors.

(2)
Pursuant to rules promulgated by the SEC under the Exchange Act, a person is considered to beneficially own shares of Common Stock if he or she has or shares: (i) voting power, which includes the power to vote or direct the voting of the shares; or (ii) investment power, which includes the power to dispose or direct the disposition of the shares.

(3)
Based on information furnished by the respective directors. The percentage of outstanding shares of Common Stock is based on the 78,679,597 shares of Common Stock issued and outstanding on October 1, 2004, plus options to purchase shares of Common Stock that are exercisable by a director prior to December 31, 2004.

(4)
Includes options to purchase 83,627 shares of Common Stock, that are exercisable prior to December 31, 2004, as well as 16,126 shares of Common Stock which are held pursuant to the Retirement Plan. Also includes 21,643 shares of restricted stock resulting from original grants of 7,500, 10,000, 7,000 and 7,000 shares of restricted stock on December 13, 1999, 2001, 2002 and 2003, respectively. The December 13, 1999 grant vests annually over five years, beginning one year after the grant. The December 13, 2001, 2002 and 2003 grants vest annually over seven years, beginning one year after the grant.

Certain Executive Officers Who are Not Directors

        The following table sets forth information concerning the current executive officers of Washington Federal who are not directors and who are listed in the Summary Compensation Table under "Executive Compensation" below.

		Positions with Washington Federal and Principal Occupation During Past Five Years	Common Stock Owned Directly or Indirectly as of October 1, 2004(1)(2)
Name	Age		No.		Percentage
Brent J. Beardall	33	Senior Vice President and Chief Financial Officer since October 2003; Vice President Finance and Controller from October 2002 to October 2003; and Controller since February 2001. Former Audit Manager with Deloitte & Touche from September 1998 until January 2001.	11,284	(3)	0.01%
Linda S. Brower	51	Executive Vice President since October 2003; Senior Vice President from January 2003 to October 2003. Former Executive Vice President US Bank from August 1998 until November 2002.	11,342	(4)	0.01%
Edwin C. Hedlund	48	Executive Vice President since July 1999, Secretary since February 2001. Previously a founder, President and Director of Phoenix Savings Bank from April 1997 until July of 1999.	93,777	(5)	0.12%
Jack B. Jacobson	54	Executive Vice President and Chief Lending Officer since October 2001; Senior Vice President from October 2000 to October 2001; and Vice President from November 1996 until October 2000.	63,308	(6)	0.08%

(1)
Pursuant to rules promulgated by the SEC under the Exchange Act, a person is considered to beneficially own shares of Common Stock if he or she has or shares: (i) voting power, which includes the power to vote or direct the voting of the shares; or (ii) investment power, which includes the power to dispose or direct the disposition of the shares.

(2)
Based on information furnished by the respective officers. The percentage of outstanding shares of Common Stock is based upon the 78,679,597 shares of Common Stock issued and outstanding on October 1, 2004, plus options to purchase shares of Common Stock that are exercisable by an executive officer prior to December 31, 2004.

(3)
Mr. Beardall's ownership includes 3,500 shares of restricted stock, 5,445 options exercisable prior to December 31, 2004 and 1,804 shares of stock held in the Profit Sharing Retirement Plan.

(4)
Ms. Brower's ownership includes 3,500 shares of restricted stock, 5,644 options exercisable prior to December 31, 2004 and 1,848 shares of stock held in the Profit Sharing Retirement Plan.

(5)
Mr. Hedlund's ownership includes 10,821 shares of restricted stock, 41,283 options exercisable prior to December 31, 2004 and 16,493 shares of stock held in the Profit Sharing Retirement Plan.

(6)
Mr. Jacobsons' ownership includes 11,571 shares of restricted stock, 30,917 options exercisable prior to December 31, 2004 and 8,978 shares of stock held in the Profit Sharing Retirement Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

        Under Section 16(a) of the Exchange Act, Washington Federal's directors and executive officers and any persons holding 10% or more of the outstanding Common Stock must report their ownership of Washington Federal's securities and any changes in that ownership to the SEC by specific dates. Washington Federal believes that during the fiscal year ended September 30, 2004 all of these filing requirements were satisfied by its directors and executive officers. In making the foregoing statement, Washington Federal has relied in part on representations of its directors and executive officers and copies of the reports that they have filed with the SEC.

The Board of Directors and Its Committees

        The Board of Directors of Washington Federal held a total of ten meetings during the last fiscal year. No incumbent director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors held during his or her tenure in office during the last fiscal year or the total number of all meetings held by all committees of the Board of Directors on which he or she served during such year. Washington Federal paid its directors a $1,150 monthly retainer plus $900 for each meeting attended during the last fiscal year. The chairman of the Audit Committee is paid an additional $150 per month. Messrs. Hanson, Mersereau and Reed, former directors who currently serve as directors emeriti, also receive the $1,150 monthly retainer. Directors were paid $425 (committee chairmen were paid $750) for each committee meeting attended during the last fiscal year, other than short meetings held in conjunction with regularly scheduled board meetings. Although Washington Federal does not have a formal policy regarding attendance by directors at annual meetings of stockholders, directors are encouraged to attend such meetings. All directors of Washington Federal attended last year's annual meeting of stockholders.

        The Board of Directors has established various committees, including an Executive Committee, an Audit Committee, a Nominating Committee and a Personnel and Stock Compensation Committee. The Board of Directors has affirmatively determined that a majority of the Washington Federal directors are independent. The current independent directors are Messrs. Chinn, Clearman, Kenney, Halvorson and Harris and Ms. Johnson. The Board of Directors also has affirmatively determined that each member of the Audit Committee, Personnel and Stock Compensation Committee and the Nominating Committee of the Board of Directors is independent within the meaning of applicable laws and regulations and the listing requirements of the Nasdaq Stock Market, Inc.

        The Board of Directors selects certain members to serve on its Executive Committee. The present Executive Committee consists of Messrs. Pinkerton (Chairman), Clearman, Harris and Whitehead. The Executive Committee is authorized to exercise all the authority of the Board of Directors in the management of Washington Federal between board meetings unless otherwise provided by the Bylaws of Washington Federal. The Executive Committee did not meet during the last fiscal year.

        The Board of Directors has a standing Audit Committee with a written charter. The Audit Committee consists of Messrs. Clearman (Chairman), Chinn and Kenney. The Board has determined that Mr. Clearman is an "audit committee financial expert". The Audit Committee met twice during the last fiscal year. The Audit Committee's primary responsibilities include review of all financial reports, oversight of the internal audit function, appointment of independent auditors, pre-approval of all services performed by the independent registered public accountants and review of all related party transactions.

Report of the Audit Committee

        The following "Report of the Audit Committee" shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 (Securities Act), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

        The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent registered public accountants the matters required to be discussed by Statement of Auditing Standards No. 61, "Communication with Audit Committees," as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent registered public accountants their independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

                      AUDIT COMMITTEE

                      John F. Clearman, Chairman
                      Derek L. Chinn
                      Thomas F. Kenney

        The Board of Directors has a standing Personnel and Stock Compensation Committee (the "Committee"). The Committee consists of Messrs. Harris (Chairman) and Halvorson and Ms. Johnson. No member of the Committee has served as an officer or an employee of Washington Federal or Washington Federal Savings during the past five years. The Committee studies personnel and compensation recommendations made by the Chief Executive Officer and makes recommendations to the Board of Directors. Further, the Committee is authorized to act under Washington Federal's stock option plans to grant stock options, stock appreciation rights and restricted shares. The Committee met twice during the last fiscal year.

        The Board of Directors has appointed three of its members to serve as a Nominating Committee in connection with the election of directors. For the present Annual Meeting, the Board of Directors appointed Ms. Johnson (Chairman) and Messrs. Clearman and Harris to serve on the Nominating Committee. The Nominating Committee met once during the last fiscal year. The primary responsibilities of the Nominating Committee are to evaluate and make recommendations to the Board of Directors for the election of directors. The Nominating Committee operates pursuant to a written charter approved by the Board of Directors, which is available at Washington Federal's website at www.washingtonfederal.com.

Selection of Nominees for the Board

        The Nominating Committee considers candidates for director suggested by its members and other directors of Washington Federal, as well as management and stockholders. The Nominating Committee also may solicit prospective nominees. Nominees for election as director also may be obtained in connection with acquisitions by Washington Federal. A stockholder who desires to recommend a prospective nominee for the Board of Directors should notify Washington Federal's Secretary or any member of the Nominating Committee in writing with whatever supporting material the stockholder considers appropriate. The Nominating Committee also considers whether to nominate any person nominated pursuant to the provision of Washington Federal's Bylaws relating to stockholder nominations, which is described under "—Stockholder Nominations" below. The Nominating Committee has the authority to retain a third-party search firm to identify or evaluate, or assist in identifying and evaluating, potential nominees if it so desires, although it has not done so to date.

Director Qualifications

        In making recommendations for nominees to the Board of Directors, the Nominating Committee reviews and considers the qualifications, strengths and abilities of the potential candidates for nomination, including new candidates that may be identified from time to time through the Company's internal search and review procedures or as a result of stockholder recommendations. In deciding whether to recommend the re-nomination of incumbent directors whose term is expiring at an upcoming meeting or the nomination of new directors who previously served as officers of Washington Federal, the Nominating Committee considers their prior performance as directors and officers of the Company in addition to the candidates' other qualifications. For new candidates, the review process may require additional evaluation and consideration.

        The Nominating Committee works with the Board of Directors on an ongoing basis in identifying the particular qualities and abilities that Washington Federal seeks in its directors generally, and the mix of experience, expertise and attributes, that are sought or required for the Board as a whole. Desirable personal qualities include integrity, business acumen and industry knowledge. All candidates for nomination are evaluated against these target qualities and attributes, as well as the Board of Directors' particular needs at the time.

Stockholder Nominations

        Pursuant to Article IV, Section 4.15 of Washington Federal's Bylaws, stockholders of Washington Federal may nominate persons for election to the Board of Directors by submitting such written nominations to the Secretary of Washington Federal at least ninety (90) days prior to the anniversary date of the mailing of proxy materials by Washington Federal in connection with the immediately preceding Annual

Meeting of Stockholders of Washington Federal. Such stockholder's notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of Washington Federal entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (e) the consent of each nominee to serve as a director of Washington Federal, if elected. If a nomination is made in accordance with applicable requirements, then ballots will be provided for use by stockholders at the stockholder meeting bearing the name of such nominee or nominees. No nominations for election as a director at the Annual Meeting were submitted to Washington Federal in accordance with the foregoing requirements.

Communications with the Board of Directors

        Stockholders who wish to communicate with the Board of Directors may do so by sending written communications to the following address: Board of Directors-Stockholder Communications, c/o Secretary, 425 Pike Street, Seattle, Washington 98101. The Corporate Secretary will forward such communications to the director or directors to whom they are addressed.

Code of Conduct and Ethics

        Washington Federal maintains a Director and Employee Code of Ethics that covers all directors, officers and employees of Washington Federal and its subsidiaries. The Code of Ethics requires, among other things, that the directors, officers and employees exhibit and promote the highest standards of honest and ethical conduct; avoid conflicts of interest; comply with laws, rules and regulations; and otherwise act in the best interest of Washington Federal. In addition, Washington Federal maintains a separate Code of Ethics for Senior Financial Officers that imposes specific standards of conduct on persons with financial reporting responsibilities at Washington Federal. Each senior financial officer of Washington Federal is required to annually certify in writing his or her compliance during the prior year with the Code of Ethics for Senior Financial Officers. A copy of the Director and Employee Code of Ethics and Code of Ethics for Senior Financial Officers can be viewed on Washington Federal's website at www.washingtonfederal.com.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth a summary of certain information concerning the compensation awarded or paid by or on behalf of Washington Federal for services rendered in all capacities during the last three fiscal years to the Chief Executive Officer and the top four other executives of Washington Federal whose total compensation during the last fiscal year exceeded $100,000 (the "Named Executives").

Long-Term Compensation
		Annual Compensation			Awards			Payouts
Name and Principal Position During Fiscal 2004	Fiscal Year	Salary(1)	Bonus(2)	Other Annual Compensation(3)	Restricted Stock Awards(11)		Options (#)	LTIP Payouts	All Other Compensation(4)
Roy M. Whitehead(5) Vice-Chairman, President and Chief Executive Officer	2004 2003 2002	$323,325 312,450 306,375	$0 32,387 77,100	0 0 0	7,000 7,000 10,000	(6) (6) (6)	40,000 0 30,000	0 0 0	$63,090 34,188 33,413
Brent J. Beardall Senior Vice President and Chief Financial Officer	2004 2003 2002	$114,750 97,500 92,250	$0 9,855 23,190	0 0 0	3,500 0 0	(9)	15,000 0 4,000	0 0 0	$13,186 10,560 10,065
Linda S. Brower Executive Vice President(12)	2004 2003 2002	$127,800 84,037	$0 1,613 0	0 0 0	3,500 0 0	(10)	15,000 14,000 0	0 0 0	$14,737 6,076 0
Edwin C. Hedlund Executive Vice President and Secretary	2004 2003 2002	$199,350 194,850 189,600	$0 20,115 47,814	0 0 0	3,500 3,500 5,000	(7) (7) (7)	20,000 0 15,000	0 0 0	$36,639 21,285 20,724
Jack B. Jacobson Executive Vice President and Chief Lending Officer	2004 2003 2002	$174,000 162,750 150,750	$0 16,515 36,105	0 0 0	3,500 3,500 5,000	(8) (8) (8)	20,000 0 15,000	0 0 0	$32,060 17,655 16,005

(1)
Includes amounts deferred by Messrs. Beardall, Hedlund, Jacobson and Whitehead and Ms. Brower pursuant to the Retirement Plan, which permits deferrals pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended, during fiscal 2004, 2003 and 2002.

(2)
Represents the named executives' portion of the cash profit sharing bonus paid to all officers and employees in fiscal years 2004, 2003 and 2002 upon reaching certain financial goals for the Company.

(3)
Washington Federal provides automobiles or pays an allowance to Messrs. Beardall, Hedlund, Jacobson and Whitehead and Ms. Brower and certain other employees. Washington Federal also pays club dues and other miscellaneous benefits for certain officers. The individual and aggregate amount of personal benefits provided, which are not reflected in the above table, did not exceed the lesser of $50,000 or 10% of the cash compensation reported above for each of the Named Executives.

(4)
Consists of amounts allocated or paid by Washington Federal to the Named Executives pursuant to the Retirement Plan.

(5)
Mr. Whitehead assumed the responsibilities of Vice-Chairman in September 2002.

(6)
Consists of shares of restricted stock granted to Mr. Whitehead on December 13, 1999, 2001, 2002 and 2003 with a fair value as of the dates of grant of $141,562, $248,700, $172,480 and $193,480, respectively. The September 30, 2004 aggregate value of the 21,643 shares that remain restricted was $553,000. The December 13, 1999 grant vests annually over five years, beginning one year after the grant. The December 13, 2001, 2002 and 2003 grants vest annually over seven years, beginning one year after the grant.

(7)
Consists of shares of restricted stock granted to Mr. Hedlund on December 13, 1999, 2001, 2002 and 2003 with a fair value as of the dates of grant of $70,781, $124,350 $86,240 and $96,740, respectively. The September 30, 2004 aggregate value of the 10,821 shares that remain restricted was $276,000. The December 13, 1999 grant vests annually over five years, beginning one year after the grant. The December 13, 2001, 2002 and 2003 grants vest annually over seven years, beginning one year after the grant.

(8)
Consists of shares of restricted stock granted to Mr. Jacobson on June 25, 2001, December 13, 2001, 2002 and 2003 with a fair value as of the dates of grant of $100,500, $124,350, $86,240 and $96,740, respectively. The September 30, 2004 aggregate value of the 11,571 shares that remain restricted was $296,000. The June 25, 2001 grant vests annually over five years, beginning one year after the grant. The December 13, 2001, 2002 and 2003 grants vest annually over seven years, beginning one year after the grant.

(9)
Consists of shares of restricted stock granted to Mr. Beardall on December 13, 2003 with a fair value as of the date of grant of $96,740. The September 30, 2004 aggregate value of the 3,500 shares that remain restricted was $89,390. The December 13, 2003 grant vests annually over five years, beginning one year after the grant.

(10)
Consists of shares of restricted stock granted to Ms. Brower on December 13, 2003 with a fair value as of the date of grant of $96,740. The September 30, 2004 aggregate value of the 3,500 shares that remain restricted was $89,390. The December 13, 2003 grant vests annually over five years, beginning one year after the grant.

(11)
Dividends on restricted stock are paid to the holder of the restricted stock without further restrictions.

(12)
Ms. Brower began full-time employment with the Company in January 2003.

Options Granted in Fiscal 2004

        The following table sets forth certain information with respect to stock options granted to the Named Executives during the year ended September 30, 2004.

	Individual Grants(4)				Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term(3)
		% of Total Options Granted To Employees in Fiscal Year
	Options Granted(1)		Exercise or Base Price (per share)(2)	Expiration Date
Name					5%	10%
Roy M. Whitehead	44,000	3.85%	$23.36	10/24/13	$647,000	$1,638,000
Brent J. Beardall	16,500	1.45	23.36	10/24/13	242,000	614,000
Linda S. Brower	16,500	1.45	23.36	10/24/13	242,000	614,000
Edwin C. Hedlund	22,000	1.93	23.36	10/24/13	323,000	819,000
Jack B. Jacobson	22,000	1.93	23.36	10/24/13	323,000	819,000

(1)
Options vest 14% to 50% annually, depending upon the Named Executive, beginning October 24, 2004

(2)
The exercise price was based on the bid price of a share of Common Stock on the date of grant.

(3)
Assumes future stock prices of $38.05 and $60.59 at compounded rates of return of five percent and ten percent, respectively. The valuations listed above are based on hypothetical rates of appreciation in the price of the Common Stock (five percent and ten percent, compounded annually) and are included here in response to specific requirements of the SEC. Washington Federal makes no representation that its stock will perform similarly or show similar appreciation.

(4)
Share and per share amounts in this table have been adjusted for the 10% stock dividend in February 2004.

Aggregate Options Exercised in Fiscal 2004 and Fiscal Year End Option Values

        The following table sets forth certain information with respect to the exercise of stock options during fiscal 2004 and outstanding stock options held by the Named Executives as of September 30, 2004.

			Number of Unexercised Options at Year End		Value of Unexercised In-the-Money Options at September 30, 2004(1)
	Shares Acquired on Exercise	Value Realized
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Roy M. Whitehead	19,255	$238,906	83,627	69,771	$869,139	$385,026
Brent J. Beardall	0	0	5,445	23,034	11,850	119,730
Linda S. Brower	0	0	5,644	27,796	33,731	103,420
Edwin C. Hedlund	1,000	12,159	41,283	30,785	434,240	139,512
Jack B. Jacobson	7,742	101,083	30,917	28,874	286,009	125,491

(1)
The indicated value is based on the $25.54 per share market value of the Common Stock at September 30, 2004, minus the exercise price.

Report of the Personnel and Stock Compensation Committee

        The following "Report of the Personnel and Stock Compensation Committee" shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

        The Personnel and Stock Compensation Committee reviews and establishes management compensation and compensation policies and procedures. Following review and approval by the Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for its approval. The Committee also has responsibility for the grant of awards under Washington Federal's long-term incentive and stock option plans.

        Executive officer compensation adjustments were based on Washington Federal's overall performance in the past year and an analysis of compensation levels necessary to attract and maintain quality personnel. In this way, Washington Federal is able to compete for and retain talented executives who are critical to Washington Federal's long-term success and aligns the interest of those with the long-term interests of Washington Federal's stockholders.

        Executive compensation consists of three components: cash compensation, including base salary and incentive bonus; long-term incentive compensation in the form of stock options and grants; and employee benefits. The components are intended to provide incentives to achieve short-and long-range objectives of Washington Federal and to reward exceptional performance. Performance is evaluated not only with respect to Washington Federal's earnings but also with respect to comparable industry performance, the accomplishment of Washington Federal's business objectives and the individual's contribution to Washington Federal's core earnings and stockholder value. The competitiveness of Washington Federal's compensation structure is determined by a thorough review of compensation survey data collected by the Committee. To motivate job performance and to encourage growth in stockholder value, stock options are granted under Washington Federal's stock option plans to all executives and employees in order to encourage substantial contributions toward the overall success of Washington Federal. The Committee believes that this focuses attention on managing Washington Federal from the perspective of an owner with an equity stake in the business. With respect to executive benefits, executive officers receive all normal employee fringe benefits.

        In determining the overall compensation package for the Chief Executive Officer, the Committee considered each of the factors enumerated in the preceding paragraphs regarding compensation for executive officers of Washington Federal, as well as the financial performance achieved by Washington Federal during the past fiscal year. In addition to a high level of earnings, Washington Federal continued at or near the top of the financial industry for such key financial performance measures as return on average assets, capital and efficiency ratios. Additionally, the Committee reviewed various compensation packages provided to executive officers of publicly-traded financial institutions. The results of such review showed the Chief Executive Officer's overall compensation package to be below the median for chief executive officers of publicly-traded financial institutions of comparable size and performance.

                      THE PERSONNEL AND STOCK
                      COMPENSATION COMMITTEE

                      W. Alden Harris, Chairman
                      H. Dennis Halvorson
                      Anna C. Johnson

Performance Graphs

        The following graphs compare the cumulative total return to Washington Federal stockholders (stock price appreciation plus reinvested dividends) to the cumulative total return of the Nasdaq Stock Market Index (U.S. Companies) and the Nasdaq Financial Stocks Index for the five year period ended September 30, 2004 and since Washington Federal first became a publicly traded company on November 9, 1982, respectively. The graphs assume that $100 was invested on September 30, 1999 and November 9, 1982, respectively, in Washington Federal Common Stock, the Nasdaq Stock Market Index and the Nasdaq Financial Stocks Index, and that all dividends were reinvested. Management of Washington Federal cautions that the stock price performance shown in the graphs below should not be considered indicative of potential future stock price performance.

Indebtedness of Directors and Executive Officers

        Washington Federal Savings will from time to time make mortgage loans to directors, executive officers and employees on the security of their residences at prevailing contractual interest rates. Management believes that these loans do not involve more than the normal risks of collectibility or present other unfavorable features. These loans are made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. As of September 30, 2004 there was one such loan made to a director with an outstanding balance of $130,351. This loan has performed as contractually agreed. Washington Federal Savings also makes loans secured by savings accounts to its non-executive officers and employees. These loans are made on the same terms as those prevailing for comparable loans to non-affiliated persons.

PROPOSAL TO AMEND THE RESTATED ARTICLES OF INCORPORATION
OF THE COMPANY TO INCREASE THE AUTHORIZED COMMON STOCK

        At the Annual Meeting, stockholders will be asked to consider and approve a proposal to amend the Company's Restated Articles of Incorporation ("Articles of Incorporation") to increase the number of shares of authorized Common Stock from 100,000,000 to 300,000,000. The amendment to increase the number of authorized shares of Common Stock was unanimously approved by the Board of Directors of the Company on November 22, 2004.

        The Articles of Incorporation currently authorize 105,000,000 shares of capital stock, consisting of 100,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $1.00 per share ("Preferred Stock"). The proposed amendment to the Articles of Incorporation would increase the number of shares of authorized capital stock by 200,000,000, from 105,000,000 to 305,000,000 shares. If the amendment is authorized, the first sentence of Article 3 of the Company's Articles of Incorporation would be amended to read as follows:

        "The total number of shares of capital stock which the Corporation has authority to issue is 305,000,000, of which 5,000,000 shall be serial preferred stock, $1.00 par value per share (hereinafter the "Preferred Stock"), and 300,000,000 shall be common stock, par value $1.00 per share (hereinafter the "Common Stock")."

        The Company is seeking stockholder approval to amend its Articles of Incorporation for several reasons. The Board of Directors has determined that the number of shares of authorized Common Stock should be increased to provide the Company with the flexibility to conduct the Company's future operations, including the issuance, distribution, exchange or reservation of shares of Common Stock for stock dividends or splits, acquisitions, financing and employee stock compensation plans. The Company has no present plans, arrangements or understandings with respect to a possible acquisition. The Board of Directors currently has no specific plans to issue additional Common Stock, except pursuant to the Company's employee stock compensation plan. The Company has paid a stock dividend or split in eighteen of its twenty-two years as a public company.

        Under certain circumstances, authorized but unissued shares of Common Stock and Preferred Stock can provide the Board of Directors with a means of discouraging an unsolicited change in control of the Company. Although the proposed amendment may enable the Board of Directors to issue additional shares of Common Stock in the event of an unsolicited attempt to acquire control of the Company as a means of discouraging a hostile acquirer, the Board of Directors has no present intention of using the existing or proposed authorized but unissued Common Stock or the existing authorized but unissued Preferred Stock for such purpose. The Board of Directors is not presently aware of any plans to acquire control of the Company.

        If stockholders of the Company approve the proposed amendment to the Articles of Incorporation, the Company will file articles of amendment to the Articles of Incorporation of the Company with the Secretary of State of the State of Washington reflecting the increase in authorized capitalization.

        THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF THE COMPANY VOTE "FOR" APPROVAL OF ADOPTION OF THE PROPOSAL TO AMEND THE RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITORS

        At the Annual Meeting, stockholders of Washington Federal will be asked to ratify the appointment of Deloitte & Touche LLP (Deloitte) as Washington Federal's independent registered public accountants for the year ending September 30, 2005. This appointment was recommended and approved by the Audit Committee of Washington Federal and approved by the Board of Directors of Washington Federal. If the stockholders of Washington Federal do not ratify the appointment of Deloitte, then the Board of Directors of Washington Federal may reconsider the appointment.

        Deloitte has advised Washington Federal that neither the firm nor any of its members has any direct or indirect financial interest in, or during the last three years, has had any other connection with Washington Federal other than the usual relationship, which exists between independent registered public accountants and clients.

        Aggregate billings for the professional services rendered to the Company by Deloitte for the 2004 and 2003 fiscal years were as follows:

	2004	2003
Audit Fees	$162,570	$162,570
Audit Related Fees	16,600	10,000
Tax Fees	0	2,260
Other Fees	0	0

Total Fees	$179,170	$174,830

        Audit Fees consisted of fees related to the audit of the Company's annual financial statements for the years ended September 30, 2004 and 2003, reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for those years, and consents related to various filings with the SEC.

        Audit Related Fees for fiscal year 2004 and 2003 included fees for audits of the Washington Federal Savings Profit Sharing Retirement Plan and Employee Stock Ownership Plan and other audit related services.

        A representative of Deloitte will be present at the Annual Meeting and available to respond to appropriate questions and will be given an opportunity to make a statement if the representative chooses to do so.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE BY STOCKHOLDERS FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS WASHINGTON FEDERAL'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2005.

OTHER MATTERS

        Management is not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

        The cost of the solicitation of proxies will be borne by Washington Federal. Washington Federal will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of Washington Federal may solicit proxies personally or by telephone without additional compensation.

STOCKHOLDER PROPOSALS

        Any proposal that a stockholder wishes to have included in the proxy solicitation materials to be used in connection with the next Annual Meeting of Stockholders of Washington Federal must be received at the main office of Washington Federal no later than August 19, 2005. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for the next Annual Meeting of Stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

        No stockholder proposals were submitted in connection with this Annual Meeting. Stockholder proposals that are not submitted for inclusion in Washington Federal's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Section 2.15 of Washington Federal's Bylaws, which provides that business at an Annual Meeting of Stockholders must be: (a) properly brought before the meeting by or at the direction of the Board of Directors; or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of Washington Federal. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of Washington Federal not later than 90 days prior to the anniversary date of the mailing of proxy materials by Washington Federal in connection with the immediately preceding Annual Meeting of Stockholders of Washington Federal, or not later than September 18, 2005 in connection with the Annual Meeting of Stockholders for the fiscal year 2005 of Washington Federal. Such stockholder's notice is required to set forth certain information specified in Washington Federal's Bylaws.

ANNUAL REPORTS

        Stockholders of Washington Federal as of the Record Date for the Annual Meeting are being forwarded a copy of Washington Federal's Annual Report to Stockholders for the year ended September 30, 2004 (the "Annual Report"). Included in the Annual Report are the consolidated statements of financial condition of Washington Federal as of September 30, 2004 and 2003 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 2004, prepared in accordance with generally accepted accounting principles, and the related report of Washington Federal's independent registered public accounting firm. The Annual Report is not a part of this Proxy Statement.

        Upon receipt of a written request, Washington Federal will furnish to any stockholder without charge a copy of its Annual Report on Form 10-K filed with the SEC under the Exchange Act for the year ended September 30, 2004. Upon written request and a payment of a copying charge of $.10 per page, Washington Federal will furnish to any such stockholder a copy of the exhibits to the Annual Report on Form 10-K. Such written requests should be directed to Brent J. Beardall, Senior Vice President and Chief Financial Officer, Washington Federal, Inc., 425 Pike Street, Seattle, Washington 98101. The Annual Report on Form 10-K is not a part of this Proxy Statement. The Annual Report on Form 10-K, together with this Proxy Statement and all SEC filings are available through Washington Federal's website: www.washingtonfederal.com.

\/ Please Detach and Mail in the Envelope Provided \/

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

WASHINGTON FEDERAL, INC.
425 Pike Street, Seattle, Washington 98101-2334

        The undersigned hereby appoints the Board of Directors as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent the undersigned and to vote as designated below, all the shares of Common Stock of Washington Federal, Inc. ("Washington Federal") held of record by the undersigned on November 26, 2004, at the Annual Meeting of Stockholders to be held at the Seattle Westin Hotel, 1900 Fifth Avenue, Seattle, Washington, on Wednesday, January 19, 2005, or at any adjournment thereof (the "Annual Meeting").

This proxy may be revoked at any time before it is exercised.

(Continued, and to be dated and signed on other side)

Annual Meeting of Stockholders

Wednesday, January 19, 2005
2:00 p.m. PST

Seattle Westin Hotel
1900 Fifth Avenue
Seattle, Washington

\/ Please Detach and Mail in the Envelope Provided \/

☒	Please mark your votes as indicated in this example
		FOR all nominees named (except as marked to the contrary)	WITHHELD AUTHORITY to vote for all named nominees			FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS	☐	☐	2.	Proposal to amend Washington Federal's Restated Articles of Incorporation to increase the amount of authorized common stock.	☐	☐	☐
	Nominees for a three-year term: 01 Anna C. Johnson 02 Thomas F. Kenney 03 Charles R. Richmond			3.	Proposal to ratify the appointment of Deloitte & Touche LLP as Washington Federal's independent registered public accountants for fiscal year 2005.	☐	☐	☐
(Instruction: To withhold authority to vote for any individual nominee(s), write that nominee(s)' name in the space provided below.)

				In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

				This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, then this proxy will be voted for the nominees named under Proposal 1 and for Proposals 2 and 3. In the discretion of the Proxies, shares may be voted cumulatively so as to elect the maximum number of nominees for director.

				The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of Washington Federal called for the 19th day of January 2005 and a Proxy Statement for such Annual Meeting prior to the signing of this proxy.
				In view of the importance of the action to be taken and to save the cost of further proxy solicitation, we urge you to mark, sign, date and return the proxy card promptly using the enclosed envelope.
Date: , 2004
Signature (title, if any)
Please sign exactly as your name appears on the stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If executed by a corporation, sign full corporate name by a duly authorized officer.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 19, 2005
WASHINGTON FEDERAL, INC. PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS JANUARY 19, 2005
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR, DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS
Nominees for Three-Year Term Expiring In 2008
Directors with Terms Expiring In 2006
Directors with Terms Expiring In 2007
EXECUTIVE COMPENSATION
PROPOSAL TO AMEND THE RESTATED ARTICLES OF INCORPORATION OF THE COMPANY TO INCREASE THE AUTHORIZED COMMON STOCK
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
OTHER MATTERS
STOCKHOLDER PROPOSALS
ANNUAL REPORTS